Exhibit 99.01

Contacts:	Investors	Media
	Bob Lawson	Holly Anderson
	Intuit Inc.	Intuit Inc.
	(650) 944-6165	(650) 944-3992
	Robert_Lawson@intuit.com	Holly_Anderson@intuit.com
Intuit’s Second-Quarter Revenue Grows 15 Percent
Raises Fiscal Year 2006 Earnings per Share Guidance
     MOUNTAIN VIEW, Calif. – Feb. 16, 2006 – Intuit Inc. (Nasdaq: INTU) today announced its second quarter 2006 revenue increased 15 percent over the year-ago quarter to $742.7 million. Growth was driven by strong sales of QuickBooks software and add-on solutions and TurboTax products and services. Revenue growth also benefited from changes in the TurboTax offering and pricing, which shifted approximately $35 million of revenue into the second quarter that in prior years would have been recognized in the third quarter. Without that timing shift, Intuit’s revenue would have increased 9 percent.
     “Intuit delivered another strong quarter and we’re on track for another strong year,” said Steve Bennett, Intuit’s president and chief executive officer. “Our two largest businesses – QuickBooks and TurboTax – continued to perform very well as we successfully execute strategies to expand our customer base and solve more of our customers’ needs.”
Second-Quarter 2006 Financial Highlights
     Intuit posted GAAP (Generally Accepted Accounting Principles) net income of $184.9 million, up 26 percent from the year-ago quarter. GAAP diluted earnings per share, or EPS, was $1.02, up 32 percent from the year-ago quarter. Second-quarter 2006 GAAP results benefited from a gain of approximately $0.14 per share from the sale of its Information Technology Solutions business. GAAP results also included approximately $0.06 per share for share-based compensation expenses.

     Intuit’s non-GAAP net income of $176.5 million was up 17 percent over the prior-year period. Non-GAAP diluted EPS was $0.97, up 21 percent over the prior-year period.
Second-Quarter 2006 Business Segment Results
•	QuickBooks-Related revenue of $259.0 million was up 16 percent over the year-ago quarter.
•	Consumer Tax revenue of $190.3 million was up 35 percent over the year-ago quarter. Because of changes in the TurboTax product offering and pricing, Intuit recognized approximately $35 million in the second quarter of 2006 that in prior years would have been recognized in its third fiscal quarter. Had that revenue not shifted from the third to second quarter this year, Consumer Tax revenue would have increased 10 percent.
•	Professional Tax revenue of $150.5 million was flat year-over-year.
•	Intuit-Branded Small Business revenue of $69.6 million was up 15 percent over the year-ago quarter.
•	Other Businesses revenue of $73.3 million was flat year-over-year.
Fiscal 2006 Guidance
     Intuit raised its EPS guidance for fiscal 2006, which will end on July 31, 2006, to reflect the strength of first-half performance and greater visibility into the remainder of the year. It also raised the low end of its fiscal 2006 revenue guidance. The company expects:
•	Revenue of $2.22 billion to $2.26 billion, which represents annual growth of 9 percent to 11 percent. Earlier guidance was for annual growth of 8 percent to 11 percent.
•	GAAP diluted EPS of $2.16 to $2.21, versus $2.03 in fiscal 2005. Prior guidance was for GAAP diluted EPS of $2.12 to $2.20. On a non-GAAP basis, diluted EPS is expected to be $2.27 to $2.32, which represents annual growth of 13 percent to 15 percent. Earlier guidance was for non-GAAP EPS of $2.23 to $2.31, or annual growth of 11 percent to 15 percent.

Third-Quarter 2006 Guidance
     Intuit has narrowed its third-quarter guidance to the lower ends of the prior ranges. Intuit now expects:
•	Revenue of $860 million to $880 million, or year-over-year growth of 3 percent to 5 percent.
•	GAAP diluted EPS of $1.54 to $1.58. Intuit expects non-GAAP diluted EPS of $1.62 to $1.66, or year-over-year growth of 5 percent to 8 percent.
Fourth-Quarter 2006 Guidance
     Intuit has raised its fourth-quarter EPS guidance and raised the lower end of fourth-quarter revenue guidance. Intuit now expects:
•	Revenue of $310 million to $330 million, or year-over-year growth of 3 percent to 9 percent.
•	GAAP diluted EPS of a loss of $0.15 to a loss of $0.17. Intuit expects non-GAAP diluted EPS of a loss of $0.07 to $0.09.
     Revenue growth guidance for Intuit’s five business segments is provided on the accompanying fact sheet.
Webcast and Conference Call Information
     A live audio webcast of Intuit’s second-quarter 2006 conference call is available at http://www.intuit.com/about_intuit/investors/webcast_events.html. The call begins today at 1:30 p.m. PST. The replay of the audio webcast will remain on Intuit’s Web site for one week after the conference call. Intuit has posted to its Web site this press release, including the attached tables and non-GAAP to GAAP reconciliations. Intuit will post the conference call script to the Web site shortly after the conference call concludes.
     The conference call number is (866) 244-4515 in the United States and (703) 639-1168 from international locations. No reservation or access code is needed. A replay of the call will be available for one week by calling (888) 266-2081 in the United States and (703) 925-2533 from international locations. The access code is 846377.

Intuit, the Intuit logo, Quicken, QuickBooks and TurboTax, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries.
About Non-GAAP Financial Measures
This press release and the accompanying tables and sheet entitled “Intuit Facts” include non-GAAP financial measures. For a description of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section of the accompanying tables entitled “About Non-GAAP Financial Measures” as well as the related Table A2, Table B1, Table B2, Table E1 and Table E2 which follow it. A copy of the press release filed by Intuit on Feb. 16, 2006, can be found on the investor relations page of Intuit’s Web site at www.intuit.com.
Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including forecasts of our expected financial results; our prospects for the business in fiscal 2006 and beyond; all of the statements under the headings “Fiscal 2006 Guidance,” “Third-Quarter 2006 Guidance” and “Fourth-Quarter 2006 Guidance;” and all information under the heading “Guidance” on the attached fact sheet.
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: product introductions and price competition from our competitors, including Microsoft, can have unpredictable negative effects on our revenue, profitability and market position; governmental encroachment in our tax businesses or other governmental activities regulating the filing of tax returns could negatively effect our operating results and market position; current and future products and services may not adequately address customer needs and may not achieve broad market acceptance, which could harm our operating results and financial condition; we may not be able to accurately predict consumer behavior, and consumers may not respond as we expect to our advertising and promotional activities; our participation in the Free File Alliance may result in lost revenue due to potential customers filing free federal returns and electing not to pay for state filing or other services and cannibalization of our traditional paid franchise; our revenue and earnings are highly seasonal and the timing of our revenue between quarters is difficult to predict, which may cause significant quarterly fluctuations in our financial results; predicting tax-related revenues is challenging due to the heavy concentration of activity in a short time period; we may not be able to successfully introduce new products and services to meet our growth and profitability objectives; our new product or service offerings may not attract customers or they may negatively impact our profitability if the business models for new offerings are not successful or if customers elect to purchase lower-priced alternatives; we have implemented, and are continuing to upgrade, new information systems and any problems with these new systems could interfere with our ability to ship and deliver products and gather information to effectively manage our business; our financial position may not make repurchasing shares advisable or we may issue additional shares in an acquisition causing our number of outstanding shares to grow; litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs; and our failure to maintain reliable and responsive service levels for our offerings could cause us to lose customers and negatively impact our revenues and profitability. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2005 and in our other SEC filings. You can locate these reports through our Web site at http://www.intuit.com/about_intuit/investors. Forward-looking statements are based on information as of Feb. 16, 2006, and we do not undertake any duty to update any forward-looking statement or other information in this press release.

Table A1
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,	January 31,	January 31,	January 31,
	2006	2005	2006	2005
Net revenue:
Product	$557,079	$497,198	$739,533	$651,201
Service	166,917	135,410	271,537	219,567
Other	18,708	15,636	35,705	30,252

Total net revenue	742,704	648,244	1,046,775	901,020

Costs and expenses:
Cost of revenue:
Cost of product revenue	68,485	63,863	100,916	93,707
Cost of service revenue	57,271	47,458	110,667	87,210
Cost of other revenue	6,122	5,111	11,974	10,908
Amortization of purchased intangible assets	2,763	2,626	5,712	5,167
Selling and marketing	196,903	173,458	344,333	302,004
Research and development	100,084	76,946	197,364	151,311
General and administrative	65,297	56,425	128,892	106,066
Acquisition-related charges	3,553	4,169	7,312	8,610

Total costs and expenses	500,478	430,056	907,170	764,983

Operating income from continuing operations	242,226	218,188	139,605	136,037
Interest and other income	5,322	2,982	11,626	6,837
Gains on marketable equity securities and other investments, net	3,027	60	7,294	218

Income from continuing operations before income taxes	250,575	221,230	158,525	143,092
Income tax provision [A]	93,352	76,256	58,913	43,615

Net income from continuing operations	157,223	144,974	99,612	99,477
Net income from discontinued operations [B]	27,726	2,278	39,533	1,639

Net income	$184,949	$147,252	$139,145	$101,116

Basic net income per share from continuing operations	$0.90	$0.78	$0.57	$0.53
Basic net income per share from discontinued operations	0.16	0.01	0.22	0.01

Basic net income per share	$1.06	$0.79	$0.79	$0.54

Shares used in basic per share amounts	175,146	186,331	176,276	187,339

Diluted net income per share from continuing operations	$0.87	$0.76	$0.55	$0.52
Diluted net income per share from discontinued operations	0.15	0.01	0.21	0.01

Diluted net income per share	$1.02	$0.77	$0.76	$0.53

Shares used in diluted per share amounts	181,791	190,100	182,600	191,229

Share-based compensation expense for stock options, Employee Stock Purchase Plan, restricted stock and restricted stock units in continuing operations [C]:
Cost of product revenue	$245	$—	$533	$—
Cost of service revenue	496	—	1,133	—
Selling and marketing	5,250	—	11,557	—
Research and development	4,684	—	10,294	—
General and administrative	7,074	1,626	14,656	3,251

Total	$17,749	$1,626	$38,173	$3,251

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A1

[A]	Our effective tax rates for the three and six months ended January 31, 2006 were approximately 37% and differed from the federal statutory rate primarily due to state income taxes, which were partially offset by the benefit we received from federal and state research and experimentation credits and tax exempt interest income. Our effective tax rates for the three and six months ended January 31, 2005 were approximately 34% and 30% and differed from the federal statutory rate due to the benefit we received from federal research and experimental credits, tax exempt interest income and various state tax credits. In addition, we benefited from the retroactive extension of federal research and experimental credits. These benefits were partially offset by state taxes.

[B]	In May 2005 our Board of Directors formally approved a plan to sell our Intuit Information Technology Solutions (ITS) business and in December 2005 we sold ITS for approximately $200 million in cash. In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” we determined that ITS became a long-lived asset held for sale in the fourth quarter of fiscal 2005. In accordance with SFAS 144, we discontinued the amortization of ITS intangible assets and the depreciation of ITS property and equipment in the fourth quarter of fiscal 2005.

Also in accordance with the provisions of SFAS 144, we determined that ITS became a discontinued operation in the fourth quarter of fiscal 2005. Consequently, we have segregated the net assets, operating results and cash flows of ITS from continuing operations on our balance sheet at July 31, 2005 and on our statements of operations and statements of cash flows for all periods prior to the sale. Revenue for ITS was $5.8 million and $20.2 million for the three and six months ended January 31, 2006. Income before income taxes for ITS was $3.3 million and $9.1 million for the same periods. We recorded a $34.3 million net of tax gain on the disposal of ITS in the six months ended January 31, 2006. Revenue for ITS was $14.4 million and $27.6 million for the three and six months ended January 31, 2005. Income before income taxes for ITS was $6.2 million and $11.1 million for the same periods.

In December 2004 we sold our Intuit Public Sector Solutions (IPSS) business for approximately $11 million. In accordance with SFAS 144, we determined that IPSS became a long-lived asset held for sale and a discontinued operation in the first quarter of fiscal 2005. Consequently, we have segregated the operating results and cash flows of IPSS from continuing operations on our statements of operations and statements of cash flows for all periods prior to the sale. Also in accordance with SFAS 144, we discontinued the amortization of IPSS purchased intangible assets in the first quarter of fiscal 2005.

Revenue for IPSS was $1.0 million and $3.8 million for the three and six months ended January 31, 2005. Loss before income taxes for IPSS was $0.3 million and $0.8 million for the same periods. We also recorded a $4.8 million net of tax loss on the disposal of IPSS in the six months ended January 31, 2005.

[C]	Prior to August 1, 2005, we accounted for our share-based employee compensation plans under the measurement and recognition provisions of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees.” In accordance with APB 25, we recorded no share-based compensation expense for stock options or purchases of common stock under our Employee Stock Purchase Plan in fiscal periods prior to that date. Effective August 1, 2005, we adopted the fair value recognition provisions of SFAS 123(R), “Share-Based Payment,” using the modified prospective transition method. Accordingly, we began recording compensation expense for stock options and purchases under our Employee Stock Purchase Plan on that date. Because we elected to use the modified prospective transition method, GAAP results for prior periods have not been restated. Share-based compensation expenses also include expenses for restricted stock and restricted stock units, which we recorded under GAAP accounting rules for all periods presented.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES
Table A2 contains non-GAAP financial measures. Tables B1 and B2 reconcile the non-GAAP financial measures in Table A2 to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). Tables E1 and E2 reconcile the non-GAAP financial measures found in the accompanying document entitled “Intuit Facts” to the most directly comparable financial measures prepared in accordance with GAAP.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results because they exclude amounts that we do not consider part of ongoing operating results when assessing the performance of the organization. We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods. We exclude the following items from our non-GAAP financial measures:
•	Share-based compensation expenses. Our non-GAAP financial measures exclude share-based compensation expenses, which consist primarily of expenses for stock options and purchases of common stock under our Employee Stock Purchase Plan that we began recording under SFAS 123(R) in the first quarter of fiscal 2006. Share-based compensation expenses also include expenses for restricted stock and restricted stock units, which we recorded under GAAP accounting rules for all periods presented. We exclude share-based compensation expenses from our non-GAAP financial measures primarily because they are non-cash expenses, which we do not consider part of ongoing operating results when assessing the performance of the organization, and the exclusion of these expenses facilitates the comparison of results for fiscal 2006 and guidance for future periods with results for prior periods, which did not include share-based compensation expenses for stock options and ESPP purchases. Beginning in the quarter ended January 31, 2006, we have begun excluding compensation expense related to restricted stock and restricted stock units from our non-GAAP results, consistent with our historical treatment of compensation expense related to employee stock options. All historical non-GAAP results and forward-looking guidance reflect this change. We compute weighted average dilutive shares using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

•	Amortization of purchased intangible assets, acquisition-related charges, charges for purchased research and development, and loss on impairment of goodwill and purchased intangible assets. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges in operating expenses includes amortization of other purchased intangible assets such as customer lists and covenants not to compete. GAAP operating income or loss also includes charges for in-process research and development that we obtain in connection with acquisitions as well as losses on impairment of goodwill and other purchased intangible assets. We exclude these items from our non-GAAP operating income or loss because we believe that excluding these items facilitates comparisons to our historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

•	Gains and losses on marketable equity securities and other investments. We exclude these amounts from our non-GAAP net income or loss because they are unrelated to our ongoing business operating results.

•	Income taxes. Our historical non-GAAP effective tax rates differ from our GAAP effective tax rates for those periods because non-GAAP income tax expense or benefit excludes certain GAAP discrete tax items, including the reversal of reserves related to potential income tax exposures that have been resolved. We exclude the impact of these discrete tax items from our non-GAAP income tax provision or benefit because management believes that they are not indicative of our ongoing business operations.

•	Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP net income or loss and net income or loss per share because they are unrelated to our ongoing business operations.
We refer to these non-GAAP financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to Intuit’s historical operating results. We have historically reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We generally compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.
The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E1 include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments and sales of marketable equity securities.

Table A2
INTUIT INC.
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS DATA
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,	January 31,	January 31,	January 31,
	2006	2005	2006	2005
Net revenue:
Product	$557,079	$497,198	$739,533	$651,201
Service	166,917	135,410	271,537	219,567
Other	18,708	15,636	35,705	30,252

Total net revenue	742,704	648,244	1,046,775	901,020

Costs and expenses:
Cost of revenue:
Cost of product revenue	68,240	63,863	100,383	93,707
Cost of service revenue	56,775	47,458	109,534	87,210
Cost of other revenue	6,122	5,111	11,974	10,908
Selling and marketing	191,653	173,458	332,776	302,004
Research and development	95,400	76,946	187,070	151,311
General and administrative	58,223	54,799	114,236	102,815

Total costs and expenses	476,413	421,635	855,973	747,955

Income from operations	266,291	226,609	190,802	153,065
Interest and other income	5,322	2,982	11,626	6,837

Income before income taxes	271,613	229,591	202,428	159,902
Income tax provision	95,065	78,061	70,850	54,367

Net income	$176,548	$151,530	$131,578	$105,535

Basic net income per share	$1.01	$0.81	$0.75	$0.56

Shares used in basic per share amounts	175,146	186,331	176,276	187,339

Diluted net income per share	$0.97	$0.80	$0.72	$0.55

Shares used in diluted per share amounts	181,791	190,100	182,600	191,229

Table B1
INTUIT INC.
RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS DATA
TO GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Three Months Ended
	January 31, 2006				January 31, 2005
	Non-				Non-
	GAAP	Adjmts		GAAP	GAAP	Adjmts		GAAP
Net revenue:
Product	$557,079	$—		$557,079	$497,198	$—		$497,198
Service	166,917	—		166,917	135,410	—		135,410
Other	18,708	—		18,708	15,636	—		15,636

Total net revenue	742,704	—		742,704	648,244	—		648,244

Costs and expenses:
Cost of revenue:
Cost of product revenue	68,240	245	[a]	68,485	63,863	—		63,863
Cost of service revenue	56,775	496	[a]	57,271	47,458	—		47,458
Cost of other revenue	6,122	—		6,122	5,111	—		5,111
Amortization of purchased intangible assets	—	2,763	[b]	2,763	—	2,626	[b]	2,626
Selling and marketing	191,653	5,250	[a]	196,903	173,458	—		173,458
Research and development	95,400	4,684	[a]	100,084	76,946	—		76,946
General and administrative	58,223	7,074	[a]	65,297	54,799	1,626	[a]	56,425
Acquisition-related charges	—	3,553	[c]	3,553	—	4,169	[c]	4,169

Total costs and expenses	476,413	24,065		500,478	421,635	8,421		430,056

Operating income from continuing operations	266,291	(24,065)		242,226	226,609	(8,421)		218,188
Interest and other income	5,322	—		5,322	2,982	—		2,982
Gains on marketable equity securities and other investments, net	—	3,027	[d]	3,027	—	60	[d]	60

Income from continuing operations before income taxes	271,613	(21,038)		250,575	229,591	(8,361)		221,230
Income tax provision	95,065	(1,713)[e]		93,352	78,061	(1,805)[e]		76,256

Net income from continuing operations	176,548	(19,325)		157,223	151,530	(6,556)		144,974
Net income from discontinued operations	—	27,726	[f]	27,726	—	2,278	[f]	2,278

Net income	$176,548	$8,401		$184,949	$151,530	$(4,278)		$147,252

Basic net income per share from continuing operations	$1.01			$0.90	$0.81			$0.78
Basic net income per share from discontinued operations	—			0.16	—			0.01

Basic net income per share	$1.01			$1.06	$0.81			$0.79

Shares used in basic per share amounts	175,146			175,146	186,331			186,331

Diluted net income per share from continuing operations	$0.97			$0.87	$0.80			$0.76
Diluted net income per share from discontinued operations	—			0.15	—			0.01

Diluted net income per share	$0.97			$1.02	$0.80			$0.77

Shares used in diluted per share amounts	181,791			181,791	190,100			190,100

See “About Non-GAAP Financial Measures” immediately preceding Table A2 for more information on these non-GAAP adjustments.

[a]	Adjustment to exclude share-based compensation expense for stock options and purchases under our Employee Stock Purchase Plan that we began recording under SFAS 123(R) in the first quarter of fiscal 2006 and for restricted stock and restricted stock units from non-GAAP financial measures.

[b]	Adjustment to exclude amortization of purchased intangible assets from non-GAAP financial measures.

[c]	Adjustment to exclude acquisition-related charges from non-GAAP financial measures.

[d]	Adjustment to exclude net gains on marketable equity securities and other investments from non-GAAP financial measures.

[e]	Adjustment to reflect the tax effects of items [a] through [d] and to exclude certain GAAP discrete tax items.

[f]	Adjustment to exclude net income from discontinued operations from non-GAAP financial measures.

Table B2
INTUIT INC.
RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS DATA
TO GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Six Months Ended				Six Months Ended
	January 31, 2006				January 31, 2005
	Non-				Non-
	GAAP	Adjmts		GAAP	GAAP	Adjmts		GAAP
Net revenue:
Product	$739,533	$—		$739,533	$651,201	$—		$651,201
Service	271,537	—		271,537	219,567	—		219,567
Other	35,705	—		35,705	30,252	—		30,252

Total net revenue	1,046,775	—		1,046,775	901,020	—		901,020

Costs and expenses:
Cost of revenue:
Cost of product revenue	100,383	533	[a]	100,916	93,707	—		93,707
Cost of service revenue	109,534	1,133	[a]	110,667	87,210	—		87,210
Cost of other revenue	11,974	—		11,974	10,908	—		10,908
Amortization of purchased intangible assets	—	5,712	[b]	5,712	—	5,167	[b]	5,167
Selling and marketing	332,776	11,557	[a]	344,333	302,004	—		302,004
Research and development	187,070	10,294	[a]	197,364	151,311	—		151,311
General and administrative	114,236	14,656	[a]	128,892	102,815	3,251	[a]	106,066
Acquisition-related charges	—	7,312	[c]	7,312	—	8,610	[c]	8,610

Total costs and expenses	855,973	51,197		907,170	747,955	17,028		764,983

Operating income from continuing operations	190,802	(51,197)		139,605	153,065	(17,028)		136,037
Interest and other income	11,626	—		11,626	6,837	—		6,837
Gains on marketable equity securities and other investments, net	—	7,294	[d]	7,294	—	218	[d]	218

Income from continuing operations before income taxes	202,428	(43,903)		158,525	159,902	(16,810)		143,092
Income tax provision	70,850	(11,937	) [e]	58,913	54,367	(10,752	) [e]	43,615

Net income from continuing operations	131,578	(31,966)		99,612	105,535	(6,058)		99,477
Net income from discontinued operations	—	39,533	[f]	39,533	—	1,639	[f]	1,639

Net income	$131,578	$7,567		$139,145	$105,535	$(4,419)		$101,116

Basic net income per share from continuing operations	$0.75			$0.57	$0.56			$0.53
Basic net income per share from discontinued operations	—			0.22	—			0.01

Basic net income per share	$0.75			$0.79	$0.56			$0.54

Shares used in basic per share amounts	176,276			176,276	187,339			187,339

Diluted net income per share from continuing operations	$0.72			$0.55	$0.55			$0.52
Diluted net income per share from discontinued operations	—			0.21	—			0.01

Diluted net income per share	$0.72			$0.76	$0.55			$0.53

Shares used in diluted per share amounts	182,600			182,600	191,229			191,229

     See “About Non-GAAP Financial Measures” immediately preceding Table A2 for more information on these non-GAAP adjustments.

[a]	Adjustment to exclude share-based compensation expense for stock options and purchases under our Employee Stock Purchase Plan that we began recording under SFAS 123(R) in the first quarter of fiscal 2006 and for restricted stock and restricted stock units from non-GAAP financial measures.

[b]	Adjustment to exclude amortization of purchased intangible assets from non-GAAP financial measures.

[c]	Adjustment to exclude acquisition-related charges from non-GAAP financial measures.

[d]	Adjustment to exclude net gains on marketable equity securities and other investments from non-GAAP financial measures.

[e]	Adjustment to reflect the tax effects of items [a] through [d] and to exclude certain GAAP discrete tax items.

[f]	Adjustment to exclude net income from discontinued operations from non-GAAP financial measures.

Table C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31,	July 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$122,706	$83,842
Investments	711,170	910,416
Accounts receivable, net	319,493	86,125
Deferred income taxes	50,940	54,854
Prepaid expenses and other current assets	87,846	99,275
Current assets of discontinued operations	—	21,989

Current assets before funds held for payroll customers	1,292,155	1,256,501
Funds held for payroll customers	424,008	357,838

Total current assets	1,716,163	1,614,339

Property and equipment, net	211,582	208,548
Goodwill, net	529,770	509,499
Purchased intangible assets, net	67,296	69,678
Long-term deferred income taxes	124,948	118,475
Loans to executive officers and other employees	8,865	9,245
Other assets	35,651	30,078
Long-term assets of discontinued operations	—	156,589

Total assets	$2,694,275	$2,716,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$122,788	$65,812
Accrued compensation and related liabilities	124,529	144,823
Deferred revenue	256,698	279,382
Income taxes payable	32,619	30,423
Other current liabilities	161,240	103,131
Current liabilities of discontinued operations	—	21,995

Current liabilities before payroll customer fund deposits	697,874	645,566
Payroll customer fund deposits	424,008	357,838

Total current liabilities	1,121,882	1,003,404

Long-term obligations	16,515	17,308
Long-term obligations of discontinued operations	—	240
Stockholders’ equity	1,555,878	1,695,499

Total liabilities and stockholders’ equity	$2,694,275	$2,716,451

Table D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,	January 31,	January 31,	January 31,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income	$184,949	$147,252	$139,145	$101,116
Net income from discontinued operations	(27,726)	(2,278)	(39,533)	(1,639)

Net income from continuing operations	157,223	144,974	99,612	99,477
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation	22,616	23,320	45,761	44,730
Acquisition-related charges	3,553	4,169	7,312	8,610
Amortization of purchased intangible assets	2,763	2,626	5,712	5,167
Amortization of other purchased intangible assets	2,259	1,883	4,290	3,766
Share-based compensation — restricted stock	1,328	1,626	2,653	3,251
Share-based compensation — all other	16,421	—	35,520	—
Gain on disposal of property and equipment	(161)	(8)	(127)	(134)
Amortization of premiums and discounts on available-for-sale debt securities	972	2,280	2,066	5,746
Net realized loss on sales of available-for-sale debt securities	98	223	478	1,520
Net gains on marketable equity securities and other investments	(3,027)	(60)	(7,294)	(218)
Deferred income taxes	(4,128)	11,190	(1,608)	270
Tax benefit from employee stock options	14,108	3,896	15,691	9,049
(Gain) loss on foreign exchange transactions	121	(35)	106	(362)

Subtotal	214,146	196,084	210,172	180,872

Changes in operating assets and liabilities:
Accounts receivable	(245,772)	(238,842)	(232,851)	(217,329)
Prepaid expenses, taxes and other current assets	70,864	87,110	32,370	(9,279)
Accounts payable	25,683	18,710	56,348	32,375
Accrued compensation and related liabilities	43,917	36,270	(20,482)	(23,984)
Deferred revenue	(17,825)	34,847	(23,062)	32,810
Income taxes payable	9,621	(31,546)	(7,150)	17,154
Other current liabilities	66,473	111,066	57,002	108,848

Total changes in operating assets and liabilities	(47,039)	17,615	(137,825)	(59,405)

Net cash provided by operating activities of continuing operations	167,107	213,699	72,347	121,467
Net cash provided by operating activities of discontinued operations	3,109	6,537	14,090	11,383

Net cash provided by operating activities	170,216	220,236	86,437	132,850

Cash flows from investing activities:
Purchases of available-for-sale debt securities	(392,673)	(675,876)	(681,792)	(1,343,060)
Liquidation and maturity of available-for-sale debt securities	302,878	532,529	878,722	1,480,532
Proceeds from sale of marketable equity securities	4,235	—	4,235	—
Net change in funds held for payroll customers’ money market funds and other cash equivalents	(78,576)	2,212	(66,170)	(7,845)
Purchases of property and equipment	(22,855)	(13,163)	(47,912)	(37,560)
Proceeds from sale of property	334	—	334	—
Change in other assets	(1,925)	276	(6,379)	(4,610)
Net change in payroll customer funds deposits	78,576	(2,212)	66,170	7,845
Acquisitions of businesses and intangible assets, net of cash acquired	(23,733)	(4,156)	(33,881)	(4,156)

Net cash provided by (used in) investing activities of continuing operations	(133,739)	(160,390)	113,327	91,146

Net proceeds from sales of discontinued operations	171,833	9,197	171,833	9,197

Net cash provided by (used in) investing activities	38,094	(151,193)	285,160	100,343

Cash flows from financing activities:
Change in long-term obligations	(16)	(717)	(650)	(1,341)
Net proceeds from issuance of common stock under stock plans	126,083	29,412	147,551	60,370
Purchase of treasury stock	(300,181)	(113,649)	(494,981)	(284,211)
Excess tax benefit from employee stock options	12,446	—	13,385	—

Net cash used in financing activities	(161,668)	(84,954)	(334,695)	(225,182)

Effect of exchange rates on cash and cash equivalents	1,090	(13)	1,962	864

Net increase (decrease) in cash and cash equivalents	47,732	(15,924)	38,864	8,875
Cash and cash equivalents at beginning of period	74,974	50,791	83,842	25,992

Cash and cash equivalents at end of period	$122,706	$34,867	$122,706	$34,867

Table E1
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(All Figures Except GAAP EPS Exclude Intuit Information Technology Solutions)
(In thousands, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	Non-GAAP				GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Three Months Ending April 30, 2006
Revenue	$860,000	$880,000	$—		$860,000	$880,000
Operating income	440,000	450,000	(24,100	) [a]	415,900	425,900
Diluted earnings per share	$1.62	$1.66	$(0.08	) [b]	$1.54	$1.58
Shares	179,000	180,000	—		179,000	180,000

Three Months Ending July 31, 2006
Revenue	$310,000	$330,000	$—		$310,000	$330,000
Diluted loss per share	$(0.09)	$(0.07)	$(0.08	) [c]	$(0.17)	$(0.15)

Twelve Months Ending July 31, 2006
Revenue	$2,220,000	$2,260,000	$—		$2,220,000	$2,260,000
Operating income	600,000	620,000	(99,000	) [d]	501,000	521,000
Diluted earnings per share	$2.27	$2.32	$(0.11	) [e]	$2.16	$2.21
Shares	180,000	182,000	—		180,000	182,000
See “About Non-GAAP Financial Measures” immediately preceding Table A2 for more information on these non-GAAP adjustments.

[a]	Reflects estimated adjustments for share-based compensation expense for stock options, restricted stock, restricted stock units and purchases under our Employee Stock Purchase Plan of approximately $18.8 million, amortization of purchased intangible assets of approximately $2.0 million and acquisition-related charges of approximately $3.3 million.

[b]	Reflects the adjustments in item [a], an adjustment for gains on marketable equity securities and other investments of $2.2 million and income taxes related to these adjustments.

[c]	Reflects estimated adjustments for share-based compensation expense for stock options, restricted stock, restricted stock units and purchases under our Employee Stock Purchase Plan of approximately $19.0 million, amortization of purchased intangible assets of approximately $2.0 million, acquisition-related charges of approximately $2.8 million, gains on marketable equity securities and other investments of $2.2 million and income taxes related to these adjustments.

[d]	Reflects estimated adjustments for share-based compensation for stock options, restricted stock, restricted stock units and purchases under our Employee Stock Purchase Plan of approximately $75.9 million, amortization of purchased intangible assets of approximately $9.7 million and acquisition-related charges of approximately $13.4 million.

[e]	Reflects the adjustments in item [d], an adjustment for gains on marketable equity securities and other investments of $11.7 million, income taxes related to these adjustments and net income from discontinued operations of $39.5 million.

TABLE E2
INTUIT INC.
RECONCILIATION OF HISTORICAL NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Non-
	GAAP	Adjustments		GAAP
Three months ended October 31, 2004
Operating loss	$(73,544)	$(8,607	) [a]	$(82,151)
Diluted loss per share	$(0.24)	$—	[b]	$(0.24)

Three months ended January 31, 2005
Operating income	$226,609	$(8,421	) [c]	$218,188
Diluted earnings per share	$0.80	$(0.03	) [d]	$0.77

Three months ended April 30, 2005
Operating income	$429,841	$(7,627	) [e]	$422,214
Diluted earnings per share	$1.54	$0.07	[f]	$1.61

Three months ended July 31, 2005
Operating loss	$(26,523)	$(7,630	) [g]	$(34,153)
Diluted loss per share	$(0.08)	$(0.03	) [h]	$(0.11)

Twelve months ended July 31, 2005
Operating income	$556,383	$(32,285	) [i]	$524,098
Diluted earnings per share	$2.01	$0.02	[j]	$2.03

Three months ended October 31, 2005
Operating loss	$(75,489)	$(27,132	) [k]	$(102,621)
Diluted loss per share	$(0.25)	$(0.01	) [l]	$(0.26)

Three months ended January 31, 2006
Operating income	$266,291	$(24,065	) [m]	$242,226
Diluted earnings per share	$0.97	$0.05	[n]	$1.02

Six months ended January 31, 2006
Operating income	$190,802	$(51,197	) [o]	$139,605
Diluted earnings per share	$0.72	$0.04	[p]	$0.76
See “About Non-GAAP Financial Measures” immediately preceding Table A2 for more information on these non-GAAP adjustments.

[a]	Reflects adjustments to exclude amortization of purchased intangible assets of $2.6 million, acquisition-related charges of $4.4 million and share-based compensation expense for restricted stock and restricted stock units of $1.6 million.

[b]	Reflects the adjustments in item [a], an adjustment for net gains on marketable securities of $0.2 million and income taxes related to these adjustments. Also reflects an adjustment to exclude certain GAAP tax benefits as well as net loss from discontinued operations of $0.6 million.

[c]	Reflects adjustments to exclude amortization of purchased intangible assets of $2.6 million, acquisition-related charges of $4.2 million and share-based compensation expense for restricted stock and restricted stock units of $1.6 million.

[d]	Reflects the adjustments in item [c], an adjustment for net gains on marketable securities of $0.1 million and income taxes related to these adjustments as well as net income from discontinued operations of $2.3 million.

[e]	Reflects adjustments to exclude amortization of purchased intangible assets of $2.5 million, acquisition-related charges of $4.0 million and share-based compensation expense for restricted stock and restricted stock units of $1.1 million.

[f]	Reflects the adjustments in item [e], an adjustment for net gains on marketable securities of $0.1 million and income taxes related to these adjustments. Also reflects adjustments to exclude certain tax benefits as well as net income from discontinued operations of $2.4 million.

[g]	Reflects adjustments to exclude amortization of purchased intangible assets of $2.5 million, acquisition-related charges of $4.0 million and share-based compensation expense for restricted stock and restricted stock units of $1.1 million.

[h]	Reflects the adjustments in item [g], an adjustment for net gains on marketable securities of $4.9 million and income taxes related to these adjustments as well as net income from discontinued operations of $2.6 million.

[i]	Reflects adjustments to exclude amortization of purchased intangible assets of $10.3 million, acquisition-related charges of $16.5 million and share-based compensation expense for restricted stock and restricted stock units of $5.5 million.

[j]	Reflects the adjustments in item [i], an adjustment for net gains on marketable securities of $5.2 million and income taxes related to these adjustments. Also reflects adjustments to exclude certain tax benefits as well as net income from discontinued operations of $6.6 million.

[k]	Reflects adjustments to exclude share-based compensation expense for stock options, restricted stock, restricted stock units and purchases under our Employee Stock Purchase Plan of $20.4 million, amortization of purchased intangible assets of $2.9 million and acquisition-related charges of $3.8 million.

[l]	Reflects the adjustments in item [k], an adjustment for net gains on marketable securities of $4.3 million and income taxes related to these adjustments. Also reflects an adjustment to exclude net income from discontinued operations of $11.8 million.

[m]	Reflects adjustments to exclude share-based compensation expense for stock options, restricted stock, restricted stock units and purchases under our Employee Stock Purchase Plan of $17.7 million, amortization of purchased intangible assets of $2.8 million and acquisition-related charges of $3.6 million.

[n]	Reflects the adjustments in item [m], an adjustment for net gains on marketable securities of $3.0 million and income taxes related to these adjustments. Also reflects an adjustment to exclude net income from discontinued operations of $27.7 million.

[o]	Reflects adjustments to exclude share-based compensation expense for stock options, restricted stock, restricted stock units and purchases under our Employee Stock Purchase Plan of $38.2 million, amortization of purchased intangible assets of $5.7 million and acquisition-related charges of $7.3 million.

[p]	Reflects the adjustments in item [o], an adjustment for net gains on marketable equity securities and other investments of $7.3 million and income taxes related to these adjustments. Also reflects an adjustment to exclude net income from discontinued operations of $39.5 million.

Intuit Facts	Intuit Inc.
Q2 FY06
Investor Relations (650) 944-6165

NASDAQ: INTU

Financial Summary								Guidance [D]
($ millions)
	Q1 FY05	Q2 FY05	Q3 FY05	Q4 FY05	FY05	Q1 FY06	Q2 FY06	Q3 FY06	Q4 FY06	FY06
Revenue:
Small & Medium Business
QuickBooks Related	$145.6	$222.3	$196.6	$188.4	$753.0	$178.1	$259.0			$843-$858
% change YOY	12%	10%	16%	23%	15%	22%	16%			12%-14%
Intuit-Branded Small Business	$53.5	$60.7	$56.4	$60.2	$230.7	$58.2	$69.6			$242-$254
% change YOY	14%	9%	9%	14%	11%	9%	15%			5%-10%

Tax
Consumer Tax	$5.0	$141.1	$419.0	$5.6	$570.7	$7.9	$190.3			$628-$639
% change YOY	-3%	9%	22%	-45%	16%	57%	35%			10%-12%
Professional Tax	$7.4	$150.6	$99.8	$7.2	$265.0	$8.9	$150.5			$265-$278
% change YOY	7%	-4%	21%	27%	5%	20%	0%			0%-5%

Other Businesses	$41.2	$73.5	$63.1	$40.5	$218.3	$51.0	$73.3			$229-$240
% change YOY	8%	-4%	32%	10%	9%	24%	0%			5%-10%

Total Revenue	$252.8	$648.2	$834.9	$301.8	$2,037.7	$304.1	$742.7	$860-$880	$310-$330	$2,220-$2,260
% change YOY	11%	4%	20%	17%	13%	20%	15%	3%-5%	3%-9%	9%-11%

GAAP Operating Income (Loss)	($82.2)	$218.2	$422.2	($34.2)	$524.1	($102.6)	$242.2	$416-$426		$501-$521
Non-GAAP Operating Income (Loss) [A] [B]	($73.5)	$226.6	$429.8	($26.5)	$556.4	($75.5)	$266.3	$440-$450		$600-$620
Non-GAAP Operating Margin % [A]	NA	35%	51%	NA	27%	NA	36%			27%-28%

Interest and Other Income [C]	$3.9	$3.0	$5.7	$14.2	$26.7	$6.3	$5.3

GAAP Share Based Compensation Expense[B]	$1.6	$1.6	$1.1	$1.1	$5.5	$20.4	$17.7
GAAP EPS Share Based Compensation Expense[B]	($0.01)	($0.01)	$0.00	$0.00	($0.02)	($0.07)	($0.06)

GAAP Diluted EPS [E]	($0.24)	$0.77	$1.61	($0.11)	$2.03	($0.26)	$1.02	$1.54-$1.58	($0.17)-($0.15)	$2.16-$2.21
Non-GAAP Diluted EPS [A] [B]	($0.24)	$0.80	$1.54	($0.08)	$2.01	($0.25)	$0.97	$1.62-$1.66	($0.09)-($0.07)	$2.27-$2.32

Basic Share Count	188.3	186.3	183.4	180.3	184.6	177.4	175.1			174-176
Diluted Share Count	188.3	190.1	186.9	180.3	188.4	177.4	181.8	179-180		180-182

GAAP Tax Rate [E]	42%	34%	30%	NA	33%	37%	37%			35%
Non-GAAP Tax Rate [A] [E]	34%	34%	34%	NA	35%	35%	35%			35%

Capital Expenditures					$69.5M
Depreciation					$100.0M

Note: All amounts except GAAP EPS exclude information related to Intuit Information Technology Solutions, which we sold in the second quarter of fiscal 2006.

[A]	These are non-GAAP financial measures. See tables B1, B2, E1 and E2 of the accompanying press release for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

[B]	Beginning in the quarter ended January 31, 2006, we have begun excluding compensation expense related to restricted stock and restricted stock units from our non-GAAP results, consistent with our historical treatment of compensation expense related to employee stock options. All historical non-GAAP results and forward-looking guidance reflect this change.

[C]	Interest and other income includes $7.5 million in variable royalty income from the purchaser of our former Quicken Loans business in Q4 FY05.

[D]	All of the numbers provided in the table entitled “Guidance,” are forward-looking statements. Please see “Cautions About Forward-Looking Statements” in the pages accompanying this press release for important information to assess when evaluating these statements. Actual future results may differ materially due to a number of risks and uncertainties.

[E]	In accordance with GAAP, diluted EPS includes ITS results for all periods presented. The GAAP tax rate and GAAP diluted EPS for fiscal 2005 also include the reversal of reserves related to potential income tax exposures that have been resolved. The non-GAAP tax rate and Non-GAAP EPS do not reflect the benefit of those reserve reversals.

Segments: QuickBooks Related — QuickBooks Software, QuickBooks Payroll, Financial Supplies, Innovative Merchant Solutions; Intuit-Branded Small Business — Outsourced Payroll, Intuit Real Estate Solutions, Intuit Distribution Management Solutions, Intuit Construction Business Solutions; Consumer Tax — TurboTax; Professional Tax — ProSeries, Lacerte; Other Businesses — Quicken, Canada/UK

Intuit Facts	Intuit Inc.

Investor Relations (650) 944-6165 NASDAQ: INTU
Business Metrics

Units in thousands, except where noted	Q1/FY04	Q2/FY04	Q3/FY04	Q4/FY04	FY04	Q1/FY05	Q2/FY05	Q3/FY05	Q4/FY05	FY05	Q1/FY06	Q2/FY06
QuickBooks Related[F]

Simple Start, Basic, and Pro	163	262	312	205	942	152	351	353	241	1,097	213	414
Premier	26	62	60	44	192	32	80	63	46	221	36	107
Enterprise	1	1	1	2	5	2	3	3	2	10	3	3
QuickBooks Online Edition	1	3	4	2	10	5	8	7	8	28	7	12

Total QuickBooks software units sold	191	328	377	253	1,149	191	442	426	297	1,356	259	536

QuickBooks Desktop subscriptions	0	0	0	0	0	0	46	84	109	109	124	142
Quickbooks Online Edition subscriptions	12	15	19	21	21	26	34	41	49	49	56	68

Total Quickbooks Software subscriptions[G]	12	15	19	21	21	26	80	125	158	158	180	210

QuickBooks Retail Share[H]
Unit share FYTD	78%	82%	83%	83%	83%	83%	86%	88%	88%	88%	85%	89%
Dollar share FYTD	85%	89%	90%	91%	91%	89%	90%	92%	91%	91%	89%	91%

Merchant Account Services customers	90	92	101	106	106	114	120	123	127	127	139	148
Quickbooks Do-It-Yourself Payroll customers	753	776	806	807	807	816	837	844	837	837	853	881

Intuit-Branded Small Business (selected)

Outsourced Payroll Customers
Premier	24	23	22	21	21	20	19	17	15	15	15	14
Branded Outsourced (Assisted & Complete)	45	48	50	51	51	51	53	54	54	54	55	59

Total Outsourced Payroll Customers	69	71	72	72	72	71	72	71	69	69	70	73

Consumer Tax[H]

Federal TurboTax (millions)
Desktop units retail	NM	2.4	2.3	NM	4.7	NM	2.6	2.7	NM	5.3	NM	2.5
Desktop units direct	NM	1.2	0.5	NM	1.7	NM	1.1	0.6	NM	1.7	NM	1.0
Web units paid	NM	0.4	2.4	NM	2.8	NM	0.6	2.7	NM	3.4	NM	0.9
Free File Alliance	NM	0.1	0.6	NM	0.7	NM	0.4	1.8	NM	2.2	NM	0.2

Total TurboTax federal units	NM	4.1	5.8	NM	9.9	NM	4.7	7.8	NM	12.6	NM	4.7

Federal TurboTax retail share[I]
Unit share FYTD	NM	71%	72%	72%	72%	NM	80%	79%	79%	79%	NM	80%
Dollar share FYTD	NM	81%	82%	82%	82%	NM	85%	85%	85%	85%	NM	85%

Professional Tax
Professional Tax units	NM	90	7	NM	97	NM	94	12	NM	106	NM	100

[F]	Sales to end users (sell-through) by Intuit and via retailers and distributors for which Intuit relies on reports from these merchants. These numbers include estimates, including estimates of sales by merchants who do not report sales to Intuit. These numbers reflect total QuickBooks purchases for the period, including subscription purchases.

[G]	Includes QuickBooks Online Edition, QuickBooks Pro and QuickBooks Premier from Enhanced Payroll Plus subscription units. This represents the cumulative base of QuickBooks subscribers. Subscription units sold in any particular period are a subset of total QuickBooks software units sold in that period.

[H]	Sources: NPD Group Monthly Retail Software Report through Dec 2005 and NPD Group Weekly Retail Software Report through January 28, 2006. Q1 FY06 has been trued up to the October 2005 NPD monthly reports.

[I]	Sources: NPD Group Monthly Retail Software Report through Dec 2005 and NPD Group Weekly Retail Software Report through January 28, 2006, as adjusted by Intuit estimates for Q2 FY06. Intuit’s estimates for Q2 FY05 have been trued up to the January 2005 NPD monthly reports.